                                                                    EXHIBIT 4(g)

NEITHER THE WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL THEY ARE FIRST REGISTERED UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS AND ALL RULES AND REGULATIONS RELATING TO THE SALE, TRANSFER, OR OTHER DISPOSITION THEREUNDER HAVE BEEN COMPLIED WITH, OR UNLESS THE COMPANY RECEIVES EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                            STERLING SOFTWARE, INC.

                                 COMMON STOCK
                               PURCHASE WARRANT
                               ----------------


     This Common Stock Purchase Warrant (the "Warrant"), effective as of June 27, 1995, is by and between Sterling Software, Inc., a Delaware corporation (the "Company"), and ____________________ ("Holder").

     The Company and the Holder agree as follows:

     1.  Issuance of Warrant.  Pursuant to that certain Exchange Agreement,
         -------------------
dated as of June 27, 1995, between the Company and the Holder, the Company hereby issues to Holder this Warrant to purchase from the Company ____________ shares of common stock, par value $0.10 per share (the "Common Stock"), of the Company upon the terms and conditions set forth herein.

     2.  Time of Exercise.  The Warrant may be exercised, in whole or in part,
         ----------------
according to the following schedule:

                        Percentage
                        Exercisable          Period
                       -------------  ---------------------
                           100%       On September 25, 1995

     3.  Term.  The Warrant and all rights incident thereto shall terminate at
         ----
5:00 p.m., New York City time, on June 27, 1997.

     4.  Exercise Price.  The exercise price per share of Common Stock (a
         --------------
"Share") purchased hereby payable upon exercise of the Warrant shall be $36.50 (the "Per Share Price"), subject to adjustment as provided herein. The Per Share Price times the number of
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Shares purchased at any time pursuant hereto is hereinafter referred to as the
"Exercise Price."

     5.  Restrictions on Exercise.  No certificates representing Shares subject
         ------------------------
to the Warrant shall be delivered if any requisite registration with, clearance by, or consent, approval or authorization of, any governmental authority of any kind having jurisdiction over the exercise of the Warrant, or transfer of securities upon such exercise, shall not have been taken or secured.

     6.  Manner of Exercise.  The Warrant shall be exercised by written notice
         ------------------
to the Company of the number of Shares being purchased and the Exercise Price to be paid, accompanied by the following:

         (a) full payment of the Exercise Price in United States dollars or in any other form of valid consideration (including shares of Common Stock then owned by the Holder), or a combination of any of the foregoing, as permitted by the Board of Directors of the Company in its sole discretion; and

         (b) an undertaking to furnish or execute such documents as the Company in its reasonable discretion shall deem necessary (i) to evidence such exercise of the Warrant, (ii) to determine whether registration is then required under the Securities Act of 1933, as then in effect (the "Securities Act"), and (iii) to comply with or satisfy the requirements of the Securities Act, or any other federal, state or local law, as then in effect.

     Upon due exercise of the Warrant, the Company shall deliver to Holder a certificate representing the Shares so purchased and, in the case of a partial exercise hereof, a new warrant substantially in the form hereof representing the right to purchase the number of Shares as to which the Warrant shall not have been exercised.

     7.  Reservation of Shares.  The Company shall, at all times, reserve and
         ---------------------
keep available out of its authorized but unissued shares of Common Stock such number of Shares as shall from time to time be sufficient to effect the exercise of the Warrant.

     8.  Adjustments.  The Warrant shall be subject to adjustment from time to
         -----------
time as hereinafter provided in this Section 8.

         (a) If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Per Share Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

         (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the
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sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if it had exercised the Warrant and had received such Shares prior to such reorganization, reclassification, consolidation, merger or sale.

         (c) Upon any adjustment of the Per Share Price in accordance with
Section 8(a), the Holder shall thereafter be entitled to purchase, at the Per Share Price resulting from such adjustment, the number of Shares obtained by multiplying the Per Share Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Per Share Price resulting from such adjustment.

         (d) Upon any adjustment of the Per Share Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of the Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Per Share Price resulting from such adjustment and increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of the Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     9.  Transferability of Warrants.  Subject to the legend set forth at the
         ---------------------------
top of the Warrant, the Holder may assign or transfer all or any portion of the Warrant to any other person or entity. However, such transfer shall be effective only upon registration thereof upon the books of the Company, which shall require delivery hereof thereto, duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by evidence satisfactory to the Company of succession, assignment or authority to transfer.

     The record holder of this Warrant may be treated by the Company and all other persons dealing with the Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to effect the transfer hereof on the books of the Company.

     10.  Rights as Stockholder.  Neither the Holder nor any of the assignees or
          ---------------------
transferees hereof shall be deemed to have any rights as a stockholder with respect to any Shares covered by the Warrant until the issuance effected by the exercise hereof is recorded on the books of the Company.

     11.  Warrant Purchased for Investment.  The Holder, by accepting the
          --------------------------------
Warrant, represents, warrants, covenants and agrees that the Warrant is being acquired for investment
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and not for resale or distribution, and that upon the exercise of the Warrant, the person entitled to exercise the same shall furnish evidence reasonably satisfactory to the Company to the effect that the Shares are being acquired in good faith for investment and not for resale or distribution.

     12.  No Obligation to Exercise Warrant.  No obligation is imposed upon the
          ---------------------------------
Holder to exercise the Warrant.

     13.  LAW GOVERNING.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
          -------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.


     IN WITNESS WHEREOF, the Company and the Holder have executed the Warrant as of the date first above written.

                                STERLING SOFTWARE, INC.



                                By:___________________________________________

                                Its:__________________________________________


                                HOLDER:



                                ______________________________________________

                              FORM OF ASSIGNMENT
                              ------------------


     FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers to ______________________________ the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ attorney to transfer such Warrant on the register of the within named Company, with full power of substitution.



                                        ___________________________________
                                                (Signature)


Dated:____________________


Signature Guaranteed:


__________________________
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                                 PURCHASE FORM


                                To Be Executed
                           Upon Exercise of Warrant



     The undersigned hereby exercises the right to purchase ______ shares of the Common Stock evidenced by the within Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price of $______________ in full. The undersigned requests that certificate(s) for such shares (or other comparable units) shall be issued in the name set forth below.


Dated:____________________              ___________________________________
                                                    (Signature)



                                        Name:______________________________
                                                   (Please Print)


                                        Address:___________________________

                                                ___________________________


                                        Social Security No.________________
                                         or other identifying number
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     If said number of shares shall not be all the shares purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of the undersigned and delivered to the address set forth below:


Dated:__________________                Name_______________________________
                                                  (Please Print)


                                        Address ___________________________

                                                ___________________________


                                        Social Security No.________________
                                            or other identifying number